Exhibit 99.1

SEALED AIR REPORTS SECOND QUARTER 2013 RESULTS

•	Q2 Adjusted EBITDA Increased 21.5% to $276 million or 14.1% of Net Sales

•	Q2 Adjusted EPS of $0.35, Reported EPS of $0.26 per share

ELMWOOD PARK, N.J., Friday, August 2, 2013 – Sealed Air Corporation (NYSE:SEE) today announced financial results for second quarter 2013. Net sales for the second quarter 2013 totaled $2.0 billion. Adjusted EPS was $0.35 for the second quarter and Adjusted EBITDA was $276.3 million, or 14.1% of net sales. On a reported basis, net income was $56.3 million, or $0.26 per share.

Unless otherwise stated, all results compare second quarter 2013 results to second quarter 2012 results and are presented on a continuing operations basis, excluding Diversey Japan, which we sold in November 2012 and which results have been presented as discontinued operations. Reported information is defined as U.S. GAAP. Year-over-year net sales discussions present both reported and constant dollar performance. Constant dollar excludes the impact of currency translation. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted EBITDA and Adjusted Net Earnings, exclude the impact of special items, such as restructuring charges and other one-time items. Cash-settled Stock Appreciation Rights granted as part of the Diversey acquisition (“SARs”) did not have a material impact to second quarter 2013 results. For comparison purposes, SARs income was $9.1 million in the second quarter 2012. Additional detail on SARs is provided in the supplemental information.

Commenting on these results, Jerome A. Peribere, President and Chief Executive Officer, said, “During the second quarter, we were able to drive strong growth in AMAT and Latin America and modest growth in North America, which helped mitigate a soft global economy, particularly in Europe. We also delivered Adjusted EBITDA margin expansion on a year over year basis in our Food & Beverage and Institutional & Laundry divisions, offset by lower margin performance in Protective Packaging. Our second quarter results demonstrate the benefits we are experiencing from our pricing initiatives and focus on manufacturing and operational improvements.”

“We ended the second quarter with confidence that our plan to improve Sealed Air’s quality of earnings is underway. Our performance in the second quarter across key financial and operational metrics is a true testament to our leadership team and their commitment to deliver on the objectives we have put in place. Going forward, we will continue to further penetrate the global marketplace with innovative products and value-added solutions. We are maintaining our 2013 guidance of net sales in the range of $7.7 to $7.9 billion and are tracking toward the high-end of our Adjusted EBITDA range of $1.01 billion to $1.03 billion and Adjusted EPS range between $1.10 and $1.20,” continued Mr. Peribere.

Second Quarter Highlights:

Second quarter net sales of $2.0 billion increased 3.2% on a constant dollar basis and 1.9% on a reported basis. Volume and product price/mix increased by 2.4% and 0.8%, respectively. Reported regional net sales increased 9.4% for AMAT (Asia, Middle East, Africa and Turkey), 7.6% for Latin

America, and 2.1% for North America, partially offset by 1.5% lower net sales in Europe and 3.0% in JANZ (Japan/Australia/New Zealand). Additionally, second quarter net sales to Developing Regions1 increased 9.4% on a constant dollar basis and 6.8% on a reported basis, accounting for 25.7% of global net sales.

Adjusted EBITDA for the second quarter increased 21.5% to $276.3 million, or 14.1% of net sales, primarily driven by manufacturing and operating efficiencies. Excluding the impact of SARs, Adjusted EBITDA increased 26.6% to $276.4, or 14.1% of net sales, compared to $218.4 million, or 11.3% of net sales, in 2012. Incremental cost synergies under the 2011-2014 Integration and Optimization Program were approximately $20.0 million for the second quarter of 2013 and resulted from headcount reductions, elimination of redundant costs, plant consolidations and procurement and logistics savings. Reported operating profit was $168.9 million for second quarter 2013 compared with $108.4 million in 2012.

Adjusted EPS was $0.35 for the second quarter, compared with 2012 Adjusted EPS of $0.16. On a reported basis, second quarter 2013 EPS was $0.26 per share as compared with a loss of $0.07 per share in 2012. Second quarter 2013 reported EPS includes $19.0 million of special items (net of taxes) primarily comprised of restructuring charges associated with the previously announced 2013 Earnings Quality Improvement Program. Second quarter 2012 reported loss per share included $55.1 million of special items primarily comprised of restructuring charges associated with the 2011-2014 Integration and Optimization Program and an impairment on an equity method investment. Our core tax rate was 23.8% for second quarter 2013, compared with 27.1% for second quarter 2012.

Second Quarter Segment Review

Food & Beverage (F&B) Division

Net sales of $946.5 million increased 3.9% on a constant dollar basis and 2.6% on a reported basis. F&B achieved 2.5% higher volumes, led by strength in AMAT and Latin America and a slight increase in North America. Volume declined slightly in Europe and JANZ. Price/mix was higher by 1.4%, primarily due to a 5.1% increase in Latin America and positive trends in North America, Europe and AMAT. JANZ was the only region with unfavorable price/mix. Regionally, constant dollar net sales increased 18.0% in AMAT, 13.2% in Latin America, 2.4% in North America, and 0.6% in Europe. JANZ was the only region that reported a decline in constant dollar net sales of 2.8%.

F&B Adjusted EBITDA increased 24.2% to $138.9 million, or 14.7% of net sales, compared with $111.8 million, or 12.1% of net sales, in 2012. Excluding the impact of SARs, Adjusted EBITDA increased 26.9% to $139.1 million, or 14.7% of net sales, compared with $109.6 million, or 11.9% of net sales, in 2012. This increase was primarily due to higher volumes, more favorable price/mix, manufacturing efficiency improvements and cost synergies associated with the 2011-2014 Integration and Optimization Program. Reported operating profit was $103.7 million for second quarter 2013, compared with $69.8 million in 2012.

Institutional & Laundry (I&L) Division

Net sales of $569.8 million increased 3.0% on a constant dollar basis and 1.7% on a reported basis. I&L achieved 1.5% higher volumes with growth in all regions except for Europe, which reported a 1.7% decline. Pricing was up 1.5% with positive trends in all regions. Regionally, constant dollar net sales growth was led by 11.9% in Latin America, 10.1% in AMAT and 2.5% in North America, offset by a 1.2% decline in Europe.

[1]	Developing Regions are Africa, Asia (excluding Japan and South Korea), Central and Eastern Europe, and Latin America.

I&L Adjusted EBITDA increased 16.6% to $70.8 million, or 12.4% of net sales, compared with $60.7 million, or 10.8% of net sales, in 2012. Excluding the impact of SARs, Adjusted EBITDA increased 31.4% to $70.7 million, or 12.4% of net sales, compared with $53.8 million, or 9.6% of net sales, in 2012. This increase was primarily due to higher volumes, cost containment and cost synergies associated with the 2011-2014 Integration and Optimization Program. Reported operating profit was $37.2 million for second quarter 2013, compared with $20.9 million in second quarter 2012.

Protective Packaging (PP) Division

Net sales of $394.3 million increased 1.8% on a constant dollar basis and 0.9% on a reported basis. Protective Packaging achieved 3.8% higher volumes, offset by 2.0% lower price/mix. The unfavorable product mix in the second quarter was attributable to the continued weakness in the global economy and increased sales to the e-commerce market segment. Regionally, constant dollar net sales were led by 2.6% growth in North America, offset by a 0.7% decline in Europe.

PP Adjusted EBITDA decreased 2.1% to $56.1 million, or 14.2% of net sales, compared with $57.3 million, or 14.7% of net sales, in 2012, primarily due to unfavorable product mix. Reported operating profit was $44.0 million for second quarter 2013, compared with $46.7 million in 2012.

Medical Applications and New Ventures (Other Category)

Net sales of $50.9 million increased 1.0% on a constant dollar basis and 0.4% on a reported basis. Favorable price/mix of 2.1% was partially offset by a 1.1% decline in volume. Regionally, modest growth in Europe was offset by declines in North America and AMAT.

Adjusted EBITDA increased to $4.8 million, compared with $2.5 million in 2012. Reported operating loss was $4.0 million, including a $5.5 million write-down of a non-strategic asset.

Cash Flow and Net Debt

Net cash provided by operating activities was $62.9 million for the six months ending June 30, 2013 and is net of $62.5 million of restructuring and SARs payments. This compares with cash used of $61.7 million in the six months ending June 30, 2012, and is net of $62.7 million of restructuring and SARs payments. Capital expenditures were $51.2 million in the six months ending June 30, 2013 as compared to $66.4 million in the same period a year ago. Free Cash Flow, defined as cash flow from operating activities less capital expenditures, was a source of $11.7 million in the six months ending June 30, 2013, as compared with a use of $128.1 million during the six months ending June 30, 2012. This year-over-year increase primarily reflects higher net earnings and lower capital expenditures.

Compared to December 31, 2012, the Company’s net debt increased $63.4 million to $4.8 billion. This increase is due to lower cash as a result of seasonal inventory growth, certain annual incentive compensation payments, and payments related to the refinancing of the Company’s 7.875% senior notes due 2017. The Company refinanced these notes with new 5.25% senior notes due 2023. Net debt includes the W. R. Grace settlement liability of $901.0 million that increased by $24.1 million due to additional accrued interest in the six months ending June 30, 2013.

Outlook for Full Year 2013

The Company is maintaining its 2013 guidance of net sales in the range of $7.7 to 7.9 billion and tracking toward the high-end of the Adjusted EBITDA range of $1.01 billion to $1.03 billion and Adjusted EPS range between $1.10 and $1.20. Our core tax rate for 2013 is expected to be approximately 25%.

Adjusted EPS guidance excludes the impact of special items. It also excludes the payment of the W. R. Grace settlement, as the exact timing of the settlement is unknown. Final payment of the W. R. Grace settlement is expected to be accretive to Adjusted EPS by approximately $0.13 annually following the payment date under the assumption of using a substantial portion of cash on hand for the payment and ceasing to accrue interest on the settlement amount. Additionally, guidance excludes any non-operating gains or losses that may be recognized in 2013 due to currency fluctuations in Venezuela.

Web Site and Conference Call Information

Jerome A. Peribere, Sealed Air’s President and CEO and Carol P. Lowe, Senior Vice President and CFO, will conduct an investor conference call today at 11:00 a.m. (ET) to discuss the Company’s earnings results. The conference call will be webcast live on the Company’s web site at www.sealedair.com in the Investor Information section. The link to the event can be found on the Investor Information home page as well as under the Presentations & Events tab. Listeners should go to the web site prior to the call to register and to download and install any necessary audio software. A replay of the webcast will also be available on the Company’s web site.

Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (888) 713-4214 (domestic) or (617) 213-4866 (international) and use the participant code 65229470. Telephonic replay will be available beginning today at 1:00 p.m. (ET) and ending on Thursday, September 6, 2013 at 11:59 p.m. (ET). To listen to the replay, please dial (888) 286-8010 (domestic) or (617) 801-6888 (international) and use the confirmation code 54616428.

Business

Sealed Air is a global leader in food safety and security, facility hygiene and product protection. With widely recognized and inventive brands such as Bubble Wrap® brand cushioning, Cryovac® brand food packaging solutions and DiverseyTM brand cleaning and hygiene solutions, Sealed Air offers efficient and sustainable solutions that create business value for customers, enhance the quality of life for consumers and provide a cleaner and healthier environment for future generations. Sealed Air generated revenue of approximately $7.6 billion in 2012, and has approximately 25,000 employees who serve customers in over 175 countries. To learn more, visit www.sealedair.com.

Non-U.S. GAAP Information

In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Adjusted Net Earnings and EPS, net sales on a “constant dollar” basis, Adjusted Gross Profit, Adjusted Operating Profit, Free Cash Flow and EBIT, EBITDA, Adjusted EBITDA and core tax rate. We present results and guidance, adjusted to exclude the effects of certain specified items (“special items”) and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance. We may use Adjusted EPS, net sales on a constant dollar basis, Adjusted Net Earnings, Adjusted Gross Profit, Adjusted Operating Profit, measures of cash flow, net debt, and EBITDA figures to determine performance-based compensation. Our management uses financial measures excluding the effects of foreign currency translation in evaluating operating performance. Management believes that this information may be useful to investors. For a reconciliation of these non-U.S. GAAP metrics to U.S. GAAP and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Non-U.S. GAAP Free Cash Flow,” “Reconciliation of U.S. GAAP Condensed Consolidated Statements of Operations to Non-U.S. GAAP Adjusted Condensed Consolidated Statements of Operations and Non-U.S. GAAP Adjusted EBITDA,” “Segment and Consolidated Adjusted Operating Profit and Adjusted EBITDA,” and “Components of Change in Net Sales - Segments and Other.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans to,” “will” and similar expressions. These statements reflect our beliefs and expectations as to future events and trends affecting our business, our consolidated financial position and our results of operations. Examples of these forward-looking statements include expectations regarding our anticipated effective income tax rate, the potential cash tax benefits associated with the W.R. Grace settlement, potential volume, revenue and operating growth for future periods, expectations and assumptions associated with our restructuring programs, availability and pricing of raw materials, success of our growth initiatives, economic conditions, and the success of pricing actions. A variety of factors may cause actual results to differ materially from these expectations, including general domestic and international economic and political conditions; changes in our raw material and energy costs; credit ratings; the success of restructuring plans; currency translation and devaluation effects, including Venezuela; the competitive environment; the effects of animal and food-related health issues; environmental matters; and regulatory actions and legal matters. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events, or otherwise.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
		Revised(2)		Revised(2)
Net sales	$1,961.5	$1,924.6	$3,814.3	$3,770.0
Cost of sales	1,296.4	1,296.3	2,531.2	2,520.6

Gross profit	665.1	628.3	1,283.1	1,249.4
As a % of total net sales	33.9%	32.6%	33.6%	33.1%
Selling, general and administrative expenses	452.4	467.2	889.8	911.9
As a % of total net sales	23.1%	24.3%	23.3%	24.2%
Amortization expense of intangible assets acquired	31.7	33.8	63.9	66.5
Stock appreciation rights expense (income)(3)	0.1	(9.1)	18.1	2.7
Costs related to the acquisition and integration of Diversey	0.1	1.7	0.5	3.5
Restructuring and other charges	11.9	26.3	11.7	73.3

Operating profit	168.9	108.4	299.1	191.5
As a % of total net sales	8.6%	5.6%	7.8%	5.1%
Interest expense	(89.7)	(97.3)	(180.5)	(194.6)
Impairment of equity method investment	—	(23.5)	—	(23.5)
Foreign currency exchange losses related to Venezuelan subsidiaries	(0.5)	(0.1)	(13.6)	(0.2)
Loss on debt redemption	(0.1)	—	(32.4)	—
Other expense, net	(3.4)	(5.7)	(3.2)	(9.6)

Income (loss) from continuing operations before income tax provision	75.2	(18.2)	69.4	(36.4)
Income tax provision (benefit)	18.9	2.5	10.4	(7.4)

Effective income tax rate	25.1%	-13.7%	15.0%	20.3%
Net earnings (loss) from continuing operations	56.3	(20.7)	59.0	(29.0)

Net earnings from discontinued operations(2)	—	7.0	—	9.4

Net earnings (loss) available to common stockholders	$56.3	$(13.7)	$59.0	$(19.6)

Net earnings (loss) per common share:
Basic :
Continuing operations	$0.29	$(0.11)	$0.30	$(0.15)
Discontinued operations	—	0.04	—	0.05

Net earnings (loss) per common share - basic	$0.29	$(0.07)	$0.30	$(0.10)

Diluted:
Continuing operations	$0.26	$(0.11)	$0.28	$(0.15)
Discontinued operations	—	0.04	—	0.05

Net earnings (loss) per common share - diluted	$0.26	$(0.07)	$0.28	$(0.10)

Dividends per common share	$0.13	$0.13	$0.26	$0.26

Weighted average number of common shares outstanding:
Basic	194.8	193.0	194.3	192.4

Diluted(4)	213.6	193.0	213.2	192.4

(1)

The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

In November 2012, we sold our Diversey Japan business. The financial results of the Diversey Japan business are reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.

(3)

In connection with the acquisition of Diversey in 2011, Sealed Air exchanged Diversey’s cash-settled stock appreciation rights (SARs) and stock options that were unvested and unexercised into SARs based on Sealed Air common stock. At June 30, 2013, the weighted average remaining vesting life of outstanding SARs was less than one year. However, we will continue to incur expense related to these SARs until the last expiration date of these awards (March 2021). Since these SARs are settled in cash, the amount of related future expense will fluctuate based on exercise and forfeiture activity and changes in the assumptions used in the valuation model, including the price of Sealed Air common stock. See our 2012 Annual Report on Form 10-K for further details of these awards.

(4)

For 2012, basic and diluted weighted average number of common shares outstanding were the same because the effect of the assumed issuance of 18 million shares of common stock reserved for the Settlement agreement (as defined in our 2012 Annual Report on Form 10-K) and the effect of non-vested stock was anti-dilutive due to the reported net loss from continuing operations.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS(1)

(Unaudited)

(In millions)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$640.1	$679.6
Receivables, net	1,373.4	1,326.0
Inventories	819.4	736.4
Other current assets	499.3	480.4

Total current assets	3,332.2	3,222.4
Property and equipment, net	1,140.1	1,212.8
Goodwill	3,133.6	3,191.4
Intangible assets, net	1,059.8	1,139.7
Other assets, net	553.7	565.4

Total assets	$9,219.4	$9,331.7

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$76.3	$39.2
Current portion of long-term debt	153.6	1.8
Accounts payable	557.5	483.8
Settlement agreement and related accrued interest	901.0	876.9
Other current liabilities	876.3	931.9

Total current liabilities	2,564.7	2,333.6
Long-term debt, less current portion	4,351.7	4,540.8
Other liabilities	929.7	1,013.0

Total liabilities	7,846.1	7,887.4

Total parent company stockholders’ equity	1,373.4	1,443.8
Noncontrolling interests	(0.1)	0.5

Total stockholders’ equity	1,373.3	1,444.3

Total liabilities and stockholders’ equity	$9,219.4	$9,331.7

CALCULATION OF NET DEBT FROM CONTINUING OPERATIONS(1)

(Unaudited)

(In millions)

	June 30, 2013	December 31, 2012
Short-term borrowings	$76.3	$39.2
Current portion of long-term debt	153.6	1.8
Settlement agreement and related accrued interest	901.0	876.9
Long-term debt, less current portion	4,351.7	4,540.8

Total debt	5,482.6	5,458.7
Less: cash and cash equivalents	(640.1)	(679.6)

Net debt	$4,842.5	$4,779.1

(1)

The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2013	2012
		Revised(2)
Net earnings (loss) available to common stockholders - continuing operations	$59.0	(29.0)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities - continuing operations(3)	193.6	194.2
Changes in:
Trade receivables, net	(76.6)	(31.4)
Inventories	(114.7)	(97.5)
Accounts payable	88.6	9.9
Other operating assets and liabilities	(87.0)	(107.9)

Cash flow provided by (used in) operating activities - continuing operations	62.9	(61.7)

Capital expenditures for property and equipment	(51.2)	(66.4)
Other investing activities	7.5	(1.1)

Cash flow (used in) investing activities - continuing operations	(43.7)	(67.5)

Net proceeds from (payments of) long-term debt and short-term borrowings	11.1	(41.7)
Dividends paid on common stock	(50.9)	(50.4)
Payments of debt issuance costs	(33.9)	—
Other financing activities	(4.4)	(8.4)

Cash flow (used in) financing activities - continuing operations	(78.1)	(100.5)

Cash flow from discontinued operations	—	4.7

Effect of foreign currency exchange rates on cash and cash equivalents	19.4	12.6

Cash and cash equivalents beginning of period	$679.6	$703.6
Change in cash and cash equivalents	(39.5)	(212.4)

Cash and cash equivalents end of period	$640.1	$491.2

Cash flow provided by (used in) operating activities - continuing operations	$62.9	$(61.7)
Capital expenditures for property and equipment	(51.2)	(66.4)

Free Cash Flow(4)	$11.7	$(128.1)

Additional Cash Flow Information:
Interest payments, net of amounts capitalized	$141.6	$155.7

Income tax payments	$57.7	$61.7

Restructuring payments	$34.7	$40.3

SARs payments	$27.8	$22.4

(1)

The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

In November 2012, we sold our Diversey Japan business. The financial results of the Diversey Japan business are reported as discontinued operations, and, accordingly, all previously reported financial information has been revised.

(3)

2013 primarily consists of depreciation and amortization of $163 million, loss on debt redemption of $32 million and non-cash profit sharing expense of $20 million, partially offset by deferred taxes, net of $42 million. 2012 primarily consists of depreciation and amortization expense of $166 million, impairment of equity method investment of $26 million and non-cash profit sharing expense of $10 million.

(4)

Free cash flow does not represent residual cash available for discretionary expenditures, including certain debt servicing requirements or non-discretionary expenditures that are not deducted from this measure.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended June 30,
	2013			2012
	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted
				Revised (3)
Net sales	$1,961.5	$—	$1,961.5	$1,924.6	$—	$1,924.6
Cost of sales	1,296.4	(3.5)	1,292.9	1,296.3	(2.6)	1,293.7

Gross profit	665.1	3.5	668.6	628.3	2.6	630.9
As a % of total net sales	33.9%		34.1%	32.6%		32.8%
Selling, general and administrative expenses	452.4	(7.3)	445.1	467.2	(11.2)	456.0
As a % of total net sales	23.1%		22.7%	24.3%		23.7%
Amortization expense of intangible assets acquired	31.7	—	31.7	33.8	—	33.8
Stock appreciation rights expense (income)	0.1	—	0.1	(9.1)	—	(9.1)
Costs related to the acquisition and integration of Diversey	0.1	(0.1)	—	1.7	(1.7)	—
Restructuring and other charges(5)	11.9	(11.9)	—	26.3	(26.3)	—

Operating profit	168.9	22.8	191.7	108.4	41.8	150.2
As a % of total net sales	8.6%		9.8%	5.6%		7.8%
Interest expense	(89.7)	—	(89.7)	(97.3)	—	(97.3)
Impairment of equity method investment	—	—	—	(23.5)	23.5	—
Foreign currency exchange losses related to Venezuelan subsidiaries(6)	(0.5)	0.5	—	(0.1)	0.1	—
Loss on debt redemption	(0.1)	0.1	—	—	—	—
Other expense, net	(3.4)	0.2	(3.2)	(5.7)	—	(5.7)

Income (loss) from continuing operations before income tax provision	75.2	23.6	98.8	(18.2)	65.4	47.2
Income tax provision (benefit)	18.9	4.6	23.5	2.5	10.3	12.8

Effective income tax rate	25.1%	19.5%	23.8%	-13.7%	15.7%	27.1%
Net earnings (loss) from continuing operations	56.3	19.0	75.3	(20.7)	55.1	34.4

Net earnings from discontinued operations(3)	—	—	—	7.0	(7.0)	—

Net earnings (loss) available to common stockholders	$56.3	$19.0	$75.3	$(13.7)	$48.1	$34.4

Earnings Per Common Share - Diluted:
Continuing operations	$0.26	$0.09	$0.35	$(0.11)	$0.27	$0.16
Discontinued operations	—	—	—	0.04	(0.04)	—

Net earnings (loss) per common share - diluted	$0.26	$0.09	$0.35	$(0.07)	$0.23	$0.16

Diluted weighted average number of common shares	213.6	213.6	213.6	193.0	211.4	211.4

Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP Adjusted net earnings from continuing operations			$75.3			$34.4
Interest expense			89.7			97.3
Income tax provision			23.5			12.8

Non-U.S. GAAP Adjusted EBIT from continuing operations			188.5			144.5
Depreciation and amortization(4)			82.6			81.2
Write down of non-strategic assets, included in depreciation and amortization			(4.8)			—
Non-cash profit sharing expense			10.0			1.8

Non-U.S. GAAP Adjusted EBITDA - continuing operations			$276.3			$227.5

As a % of total net sales			14.1%			11.8%

Notes:

(1)

The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)	Special items include:

	Three Months Ended June 30,
	2013		2012
	Gross	Net of taxes	Gross	Net of taxes
2013 EQIP and 2011-2014 Integration and Optimization Program associated costs(5)	$(0.2)	$(0.1)	$0.5	$0.3
Write-down of non-strategic assets	3.6	2.4	—	—
Non-recurring associated costs from legacy Diversey restructuring programs	0.1	0.1	2.1	3.5

Special items excluded from gross profit	3.5	2.4	2.6	3.8
2013 EQIP and 2011-2014 Integration and Optimization Program associated costs(5)	5.2	3.5	1.1	0.7
Non-recurring associated costs from legacy Diversey restructuring programs	0.2	0.1	7.8	12.7
Write down of non-strategic assets	1.9	1.2	—	—
Impairment of equity method investment	—	—	2.3	1.6

Special items excluded from selling, general and administrative expenses	7.3	4.8	11.2	15.0
Costs related to the acquisition and integration of Diversey	0.1	0.1	1.7	0.9
2013 EQIP and 2011-2014 Integration and Optimization Program restructuring charges(5)	11.9	9.7	26.3	18.7

Special items excluded from operating profit	22.8	17.0	41.8	38.4
Impairment of equity method investment	—	—	23.5	16.7
Foreign currency exchange losses related to Venezuelan subsidiaries(6)	0.5	0.5	0.1	—
Loss on debt redemption	0.1	1.3	—	—
Other	0.2	0.2	—	—

Total special items	$23.6	$19.0	$65.4	$55.1

(3)

In November 2012, we sold our Diversey Japan business. The financial results of the Diversey Japan business are reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.

(4)	Depreciation and amortization includes:

	Three Months Ended June 30,
	2013	2012
Depreciation of property, plant and equipment(a)	$43.7	$41.5
Amortization of intangible assets acquired	31.7	33.8
Amortization of deferred share-based compensation, included in selling, general and administrative expenses	7.2	5.9

	$82.6	$81.2

(a)	Amounts included in cost of sales and selling, general and administrative expenses

(5)

These charges include severance and termination benefits and other associated costs incurred in connection with the 2013 Earnings Quality Improvement Program (“EQIP”) we announced on May 1, 2013 and the 2011 - 2014 Integration and Optimization Program we initiated in December 2011 as part of the integration of the Diversey business.

(6)

In February 2013, the Venezuelan government announced a devaluation of the Bolivar from an official exchange rate of 4.3 to 6.3 Bolivars per U.S. dollar. Due to this devaluation, as of June 30, 2013, we remeasured our Bolivar denominated monetary assets and liabilities using the official exchange rate of 6.3 Bolivars per U.S. dollar. As a result, we recorded a pre-tax loss of $1 million in the three months ended June 30, 2013 due to this devaluation and other transaction losses.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Six Months Ended June 30,
	2013			2012
	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted
				Revised (3)
Net sales	$3,814.3	$—	$3,814.3	$3,770.0	$—	$3,770.0
Cost of sales	2,531.2	(4.9)	2,526.3	2,520.6	(10.5)	2,510.1

Gross profit	1,283.1	4.9	1,288.0	1,249.4	10.5	1,259.9
As a % of total net sales	33.6%		33.8%	33.1%		33.4%
Selling, general and administrative expenses	889.8	(11.6)	878.2	911.9	(16.6)	895.3
As a % of total net sales	23.3%		23.0%	24.2%		23.7%
Amortization expense of intangible assets acquired	63.9	—	63.9	66.5	—	66.5
Stock appreciation rights expense	18.1	—	18.1	2.7	—	2.7
Costs related to the acquisition and integration of Diversey	0.5	(0.5)	—	3.5	(3.5)	—
Restructuring and other charges(5)	11.7	(11.7)	—	73.3	(73.3)	—

Operating profit	299.1	28.7	327.8	191.5	103.9	295.4
As a % of total net sales	7.8%		8.6%	5.1%		7.8%
Interest expense	(180.5)	—	(180.5)	(194.6)	—	(194.6)
Impairment of equity method investment	—	—	—	(23.5)	23.5	—
Foreign currency exchange losses related to Venezuelan subsidiaries(6)	(13.6)	13.6	—	(0.2)	0.2	—
Loss on debt redemption(7)	(32.4)	32.4	—	—	—	—
Other expense, net	(3.2)	0.3	(2.9)	(9.6)	0.1	(9.5)

Income (loss) from continuing operations before income tax provision	69.4	75.0	144.4	(36.4)	127.7	91.3
Income tax provision (benefit)	10.4	21.9	32.3	(7.4)	29.4	22.0

Effective income tax rate	15.0%	29.2%	22.4%	20.3%	23.0%	24.1%
Net earnings (loss) from continuing operations	59.0	53.1	112.1	(29.0)	98.3	69.3

Net earnings from discontinued operations(3)	—	—	—	9.4	(9.4)	—

Net earnings (loss) available to common stockholders	$59.0	$53.1	$112.1	$(19.6)	$88.9	$69.3
Earnings Per Common Share - Diluted:
Continuing operations	$0.28	$0.25	$0.53	$(0.15)	$0.48	$0.33
Discontinued operations	—	—	—	0.05	(0.05)	—

Net earnings (loss) per common share - diluted	$0.28	$0.25	$0.53	$(0.10)	$0.43	$0.33

Diluted weighted average number of common shares	213.2	213.2	213.2	192.4	210.8	210.8

Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP adjusted net earnings from continuing operations			$112.1			$69.3
Interest expense			180.5			194.6
Income tax provision			32.3			22.0

Non-U.S. GAAP Adjusted EBIT from continuing operations			324.9			285.9
Depreciation and amortization(4)			163.1			165.7
Write down of non-strategic assets, included in depreciation and amortization			(4.8)			(5.3)
Non-cash profit sharing expense			19.9			9.6

Non-U.S. GAAP adjusted EBITDA - continuing operations			$503.1			$455.9

As a % of total net sales			13.2%			12.1%

Notes:

(1)

The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)	Special items include:

	Six Months Ended June 30,
	2013		2012
	Gross	Net of taxes	Gross	Net of taxes
2013 EQIP and 2011-2014 Integration and Optimization Program associated costs(5)	$1.0	$0.7	$5.9	$3.9
Write-down of non-strategic assets	3.6	2.4	—	—
Non-recurring associated costs from legacy Diversey restructuring programs	0.3	0.2	4.6	5.7

Special items excluded from gross profit	4.9	3.3	10.5	9.6
2013 EQIP and 2011-2014 Integration and Optimization Program associated costs(5)	9.3	6.5	1.5	1.0
Non-recurring associated costs from legacy Diversey restructuring programs	0.4	0.3	12.8	15.6
Write down of non-strategic assets	1.9	1.2	—	—
Impairment of equity method investment	—	—	2.3	1.6

Special items excluded from selling, general and administrative expenses	11.6	8.0	16.6	18.2
Costs related to the acquisition and integration of Diversey	0.5	0.3	3.5	2.3
2013 EQIP and 2011-2014 Integration and Optimization Program restructuring charges(5)	11.7	8.5	73.3	51.3

Special items excluded from operating profit	28.7	20.1	103.9	81.4
Impairment of equity method investment	—	—	23.5	16.7
Foreign currency exchange losses related to Venezuelan subsidiaries(6)	13.6	11.6	0.2	0.1
Loss on debt redemption(7)	32.4	21.2	—	—
Other	0.3	0.2	0.1	0.1

Total special items	$75.0	$53.1	$127.7	$98.3

(3)

In November 2012, we sold our Diversey Japan business. The financial results of the Diversey Japan business are reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.

(4)	Depreciation and amortization includes:

	Six Months Ended June 30,
	2013	2012
Depreciation of property, plant and equipment(a)	$84.3	$88.7
Amortization of intangible assets acquired	63.9	66.5
Amortization of deferred share-based compensation, included in selling, general and administrative expenses	14.9	10.5

Total	$163.1	$165.7

(a)	Amounts included in cost of sales and selling, general and administrative expenses

(5)

These charges include severance and termination benefits and other associated costs incurred in connection with the 2013 Earnings Quality Improvement Program (“EQIP”) we announced on May 1, 2013 and the 2011 - 2014 Integration and Optimization Program we initiated in December 2011 as part of the integration of the Diversey business.

(6)

In February 2013, the Venezuelan government announced a devaluation of the Bolivar from an official exchange rate of 4.3 to 6.3 Bolivars per U.S. dollar. Due to this devaluation, as of June 30, 2013, we remeasured our Bolivar denominated monetary assets and liabilities using the official exchange rate of 6.3 Bolivars per U.S. dollar. As a result, we recorded a pre-tax loss of $14 million in the six months ended June 30, 2013 due to this devaluation and other transaction losses.

(7)

In March 2013, we completed an offering of $425 million aggregate principal amount of 5.25% senior notes due 2023. Substantially all of the net proceeds from these notes were used to repurchase $400 million aggregate principal amount of 7.875% senior notes June 2017. The $32 million pre-tax loss on debt redemption included above consists of a 6% premium and the acceleration of the unamortized debt issuance costs associated with the repurchase of the 7.875% senior notes.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

U.S GAAP SEGMENT INFORMATION(1)

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
		Revised(2)		Revised(2)
Net sales:
Food & Beverage	$946.5	$922.6	$1,849.0	$1,817.7
As a % of net sales	48.3%	47.9%	48.5%	48.2

Institutional & Laundry	569.8	560.5	1,082.7	1,070.7
As a % of net sales	29.0%	29.1%	28.4%	28.4

Protective Packaging	394.3	390.8	780.9	782.1
As a % of net sales	20.1%	20.3%	20.5%	20.7

Other Category: Medical Applications business and New Ventures	50.9	50.7	101.7	99.5
As a % of net sales	2.6%	2.6%	2.7%	2.6

Total	$1,961.5	$1,924.6	$3,814.3	$3,770.0

Operating profit:
Food & Beverage	$103.7	$69.8	$196.5	$152.1
As a % of Food & Beverage net sales	11.0%	7.6%	10.6%	8.4%

Institutional & Laundry	37.2	20.9	28.7	20.2
As a % of Institutional & Laundry net sales	6.5%	3.7%	2.7%	1.9%

Protective Packaging	44.0	46.7	90.7	97.6
As a % of Protective Packaging net sales	11.2%	11.9%	11.6%	12.5%

Other Category: Medical Applications business and New Ventures	(4.0)	(1.0)	(4.6)	(1.6)
As a % of Medical Applications and New Ventures net sales	(7.9)%	(2.0)%	(4.5)%	(1.6)%

Total segments and other category	180.9	136.4	311.3	268.3
As a % of total net sales	9.2%	7.1%	8.2%	7.1%

Costs related to the acquisition and integration of Diversey	0.1	1.7	0.5	3.5

Restructuring and other charges	11.9	26.3	11.7	73.3

Total	$168.9	$108.4	$299.1	$191.5

As a % of total net sales	8.6%	5.6%	7.8%	5.1%

(1)

The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

In November 2012, we sold our Diversey Japan business. The financial results of the Diversey Japan business are reported as discontinued operations, and, accordingly, all previously reported financial information has been revised.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

SEGMENT AND CONSOLIDATED ADJUSTED OPERATING PROFIT AND ADJUSTED EBITDA(1) (2)

(Unaudited)

(In millions)

	Three Months Ended June 30, 2013					Three Months Ended June 30, 2012(2)
	Food & Beverage	Institutional & Laundry	Protective Packaging	Medical Applications and New Ventures	Total	Food & Beverage	Institutional & Laundry	Protective Packaging	Medical Applications and New Ventures	Total
Adjusted Operating Profit(3)	$106.2	$38.3	$45.6	$1.6	$191.7	$75.9	$28.3	$47.1	$(1.1)	$150.2

as a % of net sales	11.2%	6.7%	11.6%	3.1%	9.8%	8.2%	5.0%	12.1%	-2.2%	7.8%
Depreciation and amortization	32.3	32.5	10.2	7.6	82.6	36.5	32.4	9.5	2.8	81.2
Other special items including write down of non-strategic assets, included in depreciation and amortization	0.4	—	0.3	(4.4)	(3.7)	(0.6)	—	0.7	0.8	0.9

Adjusted EBITDA, includes other income/expense(3)	$138.9	$70.8	$56.1	$4.8	$270.6	$111.8	$60.7	$57.3	$2.5	$232.3

as a % of net sales	14.7%	12.4%	14.2%	9.4%	13.8%	12.1%	10.8%	14.7%	4.9%	12.1%
SARs expense (income)(3)	$0.2	$(0.1)	$—	$—	$0.1	$(2.2)	$(6.9)	$—	$—	$(9.1)

Reconciliation of Segment Adjusted EBITDA to Consolidated Adjusted EBITDA:
Total Segment Adjusted EBITDA					$270.6					$232.3
Non-cash profit sharing expense					10.0					1.8
Other income/expense, net of special items					(4.3)					(6.6)

Consolidated Adjusted EBITDA					$276.3					$227.5

as a % of net sales					14.1%					11.8%

	Six Months Ended June 30, 2013					Six Months Ended June 30, 2012(2)
	Food & Beverage	Institutional & Laundry	Protective Packaging	Medical Applications and New Ventures	Total	Food & Beverage	Institutional & Laundry	Protective Packaging	Medical Applications and New Ventures	Total
Adjusted Operating Profit(3)	$203.0	$30.7	$93.0	$1.1	$327.8	$165.8	$33.1	$98.1	$(1.6)	$295.4

as a % of net sales	11.0%	2.8%	11.9%	1.1%	8.6%	9.1%	3.1%	12.5%	-1.6%	7.8%
Depreciation and amortization	66.0	66.3	20.4	10.4	163.1	77.9	63.1	19.2	5.5	165.7
Other special items including write down of non-strategic assets, included in depreciation and amortization	0.8	—	0.3	(4.3)	(3.2)	(6.1)	—	0.3	1.2	(4.6)

Adjusted EBITDA, includes other income/expense(3)	$269.8	$97.0	$113.7	$7.2	$487.7	$237.6	$96.2	$117.6	$5.1	$456.5

as a % of net sales	14.6%	9.0%	14.6%	7.1%	12.8%	13.1%	9.0%	15.0%	5.1%	12.1%
SARs expense(3)	$5.0	$13.1	$—	$—	$18.1	$0.5	$2.2	$—	$—	$2.7

Reconciliation of Segment Adjusted EBITDA to Consolidated Adjusted EBITDA:
Total Segment Adjusted EBITDA					$487.7					$456.5
Non-cash profit sharing expense					19.9					9.6
Other income/expense, net of special items					(4.5)					(10.2)

Consolidated Adjusted EBITDA					$503.1					$455.9

as a % of net sales					13.2%					12.1%

(1)

The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

In November 2012, we sold our Diversey Japan business. The financial results of the Diversey Japan business are reported as discontinued operations, and, accordingly, all previously reported financial information has been revised.

(3)	Excluding the impact of SARs, our Adjusted Operating Profit, Adjusted EBITDA and Adjusted EPS results were the following. SARs does not impact our PP segment or Other Category.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

SEGMENT AND CONSOLIDATED ADJUSTED OPERATING PROFIT AND ADJUSTED EBITDA(1) (2)

(Unaudited)

(In millions)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Increase (Decrease)		Six Months Ended June 30, 2013	Six Months Ended June 30, 2012	Increase (Decrease)
Adjusted Operating Profit:
F&B	$106.4	$73.7	44.4%		$208.0	$166.3	25.1%
as a % of net sales	11.2%	8.0%	330	bps	11.2%	9.1%	210	bps
I&L	$38.2	$21.4	78.5%		$43.8	$35.3	24.1%
as a % of net sales	6.7%	3.8%	290	bps	4.0%	3.3%	70	bps
Consolidated	$191.8	$141.1	35.9%		$345.9	$298.1	16.0%
as a % of net sales	9.8%	7.3%	240	bps	9.1%	7.9%	120	bps

Adjusted EBITDA:
F&B	$139.1	$109.6	26.9%		$274.8	$238.1	15.4%
as a % of net sales	14.7%	11.9%	280	bps	14.9%	13.1%	180	bps
I&L	$70.7	$53.8	31.4%		$110.1	$98.4	11.9%
as a % of net sales	12.4%	9.6%	280	bps	10.2%	9.2%	100	bps
Consolidated	$276.4	$218.4	26.6%		$521.2	$458.6	13.7%
as a % of net sales	14.1%	11.3%	270	bps	13.7%	12.2%	150	bps

Adjusted EPS:
Adjusted EPS	$0.35	$0.16	116.6%		$0.53	$0.33	59.9%
Impact of SARs	—	(0.03)			0.07	0.01

Adjusted EPS excluding the impact of SARs	$0.35	$0.13	165.6%		$0.60	$0.34	75.9%

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES - SEGMENTS AND OTHER(1)

(Unaudited)

(In millions)

	Three Months Ended June 30, 2013
	Food & Beverage		Institutional & Laundry		Protective Packaging		Medical Applications & New Ventures		Total Company
Volume - Units	$23.1	2.5%	$8.6	1.5%	$14.7	3.8%	$(0.6)	(1.1)%	$45.8	2.4%
Product price/mix (2)	12.9	1.4	8.3	1.5	(7.8)	(2.0)	1.1	2.1	14.5	0.8
Foreign currency translation	(12.1)	(1.3)	(7.6)	(1.3)	(3.4)	(0.9)	(0.3)	(0.6)	(23.4)	(1.3)

Total change (U.S. GAAP)	$23.9	2.6%	$9.3	1.7%	$3.5	0.9%	$0.2	0.4%	$36.9	1.9%

Impact of foreign currency translation	$12.1	1.3%	$7.6	1.3%	$3.4	0.9%	$0.3	0.6%	$23.4	1.3%

Total constant dollar change (Non-U.S. GAAP)(3)	$36.0	3.9%	$16.9	3.0%	$6.9	1.8%	$0.5	1.0%	$60.3	3.2%

	Six Months Ended June 30, 2013
	Food & Beverage		Institutional & Laundry		Protective Packaging		Medical Applications & New Ventures		Total Company
Volume - Units	$39.6	2.2%	$9.2	0.9%	$15.0	1.9%	$0.6	0.7%	$64.4	1.7%
Product price/mix (2)	13.5	0.7	13.6	1.3	(11.5)	(1.5)	1.9	1.9	17.5	0.5
Foreign currency translation	(21.8)	(1.2)	(10.8)	(1.1)	(4.7)	(0.6)	(0.3)	(0.4)	(37.6)	(1.0)

Total change (U.S. GAAP)	$31.3	1.7%	$12.0	1.1%	$(1.2)	(0.2)%	$2.2	2.2%	$44.3	1.2%

Impact of foreign currency translation	$21.8	1.2%	$10.8	1.1%	$4.7	0.6%	$0.3	0.4%	$37.6	1.0%

Total constant dollar change (Non-U.S. GAAP)(3)	$53.1	2.9%	$22.8	2.2%	$3.5	0.4%	$2.5	2.6%	$81.9	2.2%

(1)	The results above are presented on a continuing operations basis, excluding Diversey Japan, which we sold in November 2012.
(2)

Our product price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported product price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or non-euro denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries. The impact to our reported product price/mix of these purchases in other countries at selling prices denominated in U.S. dollars or euros was not material in the periods included in the tables above.

(3)

Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES - GEOGRAPHIC(1)

Unaudited

(In millions)

	Three Months Ended June 30, 2013
	North America	Europe	Latin America	AMAT(2)	JANZ(3)	Total
Change in Net Sales
Volume - Units	$13.2	$(3.7)	$15.9	$18.4	$2.0	$45.8
% change	1.7%	(0.6)%	8.2%	9.0%	1.5%	2.4%
Product price/mix	4.8	3.2	6.9	3.5	(3.9)	14.5
% change	0.6%	0.5%	3.5%	1.8%	(2.8)%	0.8%
Foreign currency translation	(1.6)	(8.6)	(8.0)	(2.8)	(2.4)	(23.4)
% change	(0.2)%	(1.4)%	(4.1)%	(1.4)%	(1.7)%	(1.3)%

Total	$16.4	$(9.1)	$14.8	$19.1	$(4.3)	$36.9

% change	2.1%	(1.5)%	7.6%	9.4%	(3.0)%	1.9%

Impact of foreign currency translation	$1.6	$8.6	$8.0	$2.8	$2.4	$23.4

Total constant dollar change (Non-U.S. GAAP)	$18.0	$(0.5)	$22.8	$21.9	$(1.9)	$60.3

Constant dollar % change	2.3%	(0.1)%	11.7%	10.8%	(1.3)%	3.2%

	Six Months Ended June 30, 2013
	North America	Europe	Latin America	AMAT(2)	JANZ(3)	Total
Change in Net Sales
Volume - Units	$15.9	$(18.7)	$32.4	$30.8	$4.0	$64.4
% change	1.1%	(1.5)%	8.5%	8.0%	1.4%	1.7%
Product price/mix	3.2	2.8	12.5	5.8	(6.8)	17.5
% change	0.2%	0.2%	3.3%	1.5%	(2.4)%	0.5%
Foreign currency translation	(1.5)	(6.9)	(20.1)	(4.4)	(4.7)	(37.6)
% change	(0.1)%	(0.6)%	(5.3)%	(1.1)%	(1.7)%	(1.0)%

Total	$17.6	$(22.8)	$24.8	$32.2	$(7.5)	$44.3

% change	1.2%	(1.9)%	6.5%	8.4%	(2.7)%	1.2%

Impact of foreign currency translation	$1.5	$6.9	$20.1	$4.4	$4.7	$37.6

Total constant dollar change (Non-U.S. GAAP)	$19.1	$(15.9)	$44.9	$36.6	$(2.8)	$81.9

Constant dollar % change	1.3%	(1.3)%	11.8%	9.5%	(1.0)%	2.2%

(1)	The results above are presented on a continuing operations basis, excluding Diversey Japan, which we sold in November 2012.
(2)	AMAT = Asia, Middle East, Africa and Turkey.
(3)	JANZ = Japan, Australia and New Zealand.